2018 Financial guidance & Operational overview February 21 www.martinmidstream.com Exhibit 99.2

2 MARTIN MIDSTREAM PARTNERS L.P. Agenda Opening remarks & introductions 2018 guidance Bank amendment Question & answer Operational overview Bob Bondurant, Executive Vice President & Chief Financial Officer Joe McCreery, Vice President of Finance & Head of Investor Relations Joe McCreery, Vice President of Finance & Head of Investor Relations Bob Bondurant, Executive Vice President & Chief Financial Officer Joe McCreery, Vice President of Finance & Head of Investor Relations Listening Audience Closing remarks Bob Bondurant, Executive Vice President & Chief Financial Officer Additional Partnership Representatives: Ruben Martin, President & Chief Executive Officer David Cannon, Director of Financial Reporting Danny Cavin, Director of Financial Planning & Analysis

3 This presentation includes certain non-GAAP financial measures such as EBITDA and Adjusted EBITDA. These non- GAAP financial measures are not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States (GAAP). A reconciliation of non- GAAP financial measures included in this presentation to the most directly comparable financial measures calculated and presented in accordance with GAAP is set forth in the Appendix of this presentation or on our web site at www.martinmidstream.com MMLP’s management believes that these non-GAAP financial measures may provide useful information to investors regarding MMLP’s financial condition and results of operations as they provide another measure of the profitability and ability to service its debt and are considered important measures by financial analysts covering MMLP and its peers. MARTIN MIDSTREAM PARTNERS L.P. Use of Non-GAAP Financial Measures

4 MARTIN MIDSTREAM PARTNERS L.P. Forward Looking Statements Statements included that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto), are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “forecast,” “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements. These forward-looking statements are based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons. A discussion of these factors, including risks and uncertainties, is set forth in Martin Midstream Partners L.P.’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners L.P. expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

5 M A R T I N M I D S T R E A M P A R T N E R S L . P . 2018 GUIDANCE

6 • NASDAQ Listed: MMLP • Formed October 31, 2002 • MMLP is a publicly traded, diversified master limited partnership with operations including:  Natural Gas Services  Terminalling & Storage  Sulfur Services  Marine Transportation • MMLP Trading Summary (1) • Unit Price: $16.05 • Units Outstanding 38.5 million • Market Cap: $618 million • Quarterly Distribution: $0.50/$2.00 annualized • Current Yield: 12.5% (1) As of February 20, 2018 MARTIN MIDSTREAM PARTNERS L.P. Partnership Overview ($171.8 million before $15.6 million unallocated SG&A and other non-operating income) $156.2 million Adjusted EBITDA

7 Natural Gas Services $69.7 Sulfur Services $34.5 Marine Transportation $8.5 Terminalling & Storage $58.8 ($171.5 million before $15.4 million unallocated SG&A and other non-operating income) $156.1 million Adjusted EBITDA $ millions Maintenance Capital Expenditures projected to be $27.5 to $30.0 million* MARTIN MIDSTREAM PARTNERS L.P. 2018E Guidance by Segment UPDATE *See slide 37 of the Appendix for a historical comparison of Maintenance CapEx

MARTIN MIDSTREAM PARTNERS L.P.

2018E Adjusted EBITDA Guidance Reconciliation

	Natural Gas Services	Terminalling & Storage	Sulfur Services	Marine Transportation	SG&A	Interest Expense	2018E
Net income (loss)	$42.5	$22.4	$23.0	$1.4	$(16.0)	$(52.7)	**$20.6**
Interest expense add back	--	--	--	--	--	$52.7	**$52.7**
Depreciation and amortization	$25.1	$36.4	$11.5	$7.1	--	--	**$80.1**
Distributions from unconsolidated entities	$8.4	--	--	--	--	--	**$8.4**
Equity in earnings of unconsolidated entities	$(6.3)	--	--	--	--	--	**$(6.3)**
Unit-based compensation	--	--	--	--	--	--	**--**
Income tax expense	--	--	--	--	$0.6	--	**$0.6**
Adjusted EBITDA	**$69.7**	**$58.8**	**$34.5**	**$8.5**	**$(15.4)**	**$0.0**	**$156.1**

Natural Gas Services	1Q18E	2Q18E	3Q18E	4Q18E	2018E
Cardinal	$9.7	$8.6	$6.4	$6.3	**$31.0**
Butane	$9.1	$1.3	$1.5	$14.2	**$26.1**
WTLPG	$1.5	$1.6	$2.5	$2.9	**$8.5**
NGLs	$0.4	$0.4	$0.4	$0.3	**$1.5**
Propane	$1.2	$0.2	$0.2	$1.0	**$2.6**
Total NGS	**$21.9**	**$12.1**	**$11.0**	**$24.7**	**$69.7**

Sulfur Services	1Q18E	2Q18E	3Q18E	4Q18E	2018E
Fertilizer	$6.8	$6.1	$4.9	$3.6	**$21.4**
Molten Sulfur	$1.6	$1.5	$1.5	$1.5	**$6.1**
Sulfur Prilling	$1.6	$1.8	$1.8	$1.8	**$7.0**
Total Sulfur Services	**$10.0**	**$9.4**	**$8.2**	**$6.9**	**$34.5**

$ millions

Terminalling & Storage	1Q18E	2Q18E	3Q18E	4Q18E	2018E
Marine Shore-Based Terminals	$3.1	$3.1	$3.1	$3.1	**$12.4**
Martin Lubricants	$2.9	$3.2	$3.0	$2.4	**$11.5**
Smackover Refinery	$4.8	$5.1	$5.0	$5.0	**$19.9**
Specialty Terminals	$2.3	$2.5	$2.6	$2.8	**$10.2**
Hondo Asphalt	$1.2	$1.2	$1.2	$1.2	**$4.8**
Total T&S	**$14.3**	**$15.1**	**$14.9**	**$14.5**	**$58.8**

Marine Transportation	1Q18E	2Q18E	3Q18E	4Q18E	2018E
Inland	$1.8	$2.5	$2.5	$2.6	**$9.4**
Offshore	$0.8	$0.9	$0.9	$0.9	**$3.5**
Marine USG&A	$(1.1)	$(1.1)	$(1.1)	$(1.1)	**$(4.4)**
Total Marine	**$1.5**	**$2.3**	**$2.3**	**$2.4**	**$8.5**
Unallocated SG&A	**$(3.8)**	**$(3.8)**	**$(3.9)**	**$(3.9)**	**$(15.4)**
Total Adjusted EBITDA	$43.9	$35.1	$32.5	$44.6	$156.1

8

9 Natural Gas Services • Fee-based, multi-year natural gas storage contracts (weighted average life approximately 3.0 years as of December 31, 2017) • Fee-based, regulated common carrier tariffs (WTLPG) • Margin-based, wholesale NGLs Terminalling & Storage • Fee-based contracts for traditional storage assets – Specialty and Marine Shore-Based Terminals (with minimum volume commitments) • Fee-based, long-term tolling agreement for Smackover Refinery (with guaranteed minimum volume) • Margin-based, lubricants contracts/revenue Sulfur Services • Fee-based, multi-year “take-or-pay” contracts for prilling assets • Fee-based molten sulfur transportation and handling contract • Margin-based fertilizer contracts/revenue Marine Transportation • Fee-based, day-rate contracts *See slide 36 of the Appendix for reconciliation of Fee-based vs. Margin-based cash flows by segment MARTIN MIDSTREAM PARTNERS L.P. Strong Fee-Based Contract Mix *

M A R T I N M I D S T R E A M P A R T N E R S L . P . Bank amendment

11 MARTIN MIDSTREAM PARTNERS L.P. Bank Amendment - Situation Overview & Objectives • MMLP has amended its revolving credit facility to accommodate growth capital expenditures necessary for the previously announced WTLPG extension/expansion project. • MMLP expects to spend approximately $40 million during 2018 on the project. • Working with our bank group, we achieved two primary objectives: • Objective No. 1: Covenant Relief for Pipeline Expansion • Starting in the first quarter of 2017, the amendment will provide short-term (5 quarters) covenant relief by increasing the total leverage ratio to 5.75x with step downs back to 5.25x. • Objective No. 2: Working Capital Sublimit • Borrowings under the working capital sublimit are excluded from the total leverage and secured leverage calculations given the seasonal, self-liquidating nature of the NGL (butane) business. • Sublimit not to exceed $75 million, with seasonal step-down to $10 million for the months of March through June of each fiscal year • Sublimit subject to a monthly borrowing base not to exceed 90% of the value of forward sold / hedged inventory A detailed description of the credit facility amendment is shown on slide 39 of the Appendix.

M A R T I N M I D S T R E A M P A R T N E R S L . P . OPERATIONAL OVERVIEW

13 • Cardinal Gas Storage operates approximately 50 billion cubic feet of natural gas storage capacity across four facilities throughout northern Louisiana and Mississippi. • MMLP distributes NGLs purchased primarily from refineries and natural gas processors. The Partnership stores and transports NGLs for delivery to refineries, industrial NGL users and wholesale delivery to propane retailers. • MMLP owns an NGL pipeline which spans approximately 200 miles from Kilgore, Texas to Beaumont, Texas. MMLP also owns and operates approximately 2.4 million barrels of underground storage capacity for NGLs. • MMLP owns a 20% non-operating interest in WTLPG. WTLPG owns an approximate 2,300 mile common carrier pipeline system that transports NGLs from New Mexico and Texas to Mont Belvieu, Texas for fractionation. Key Assets 2017 Adj. EBITDA 2018E Adj. EBITDA Cardinal $39.4 $31.0 Butane $28.1 $26.1 WTLPG $5.3 $8.5 NGLs $0.9 $1.5 Propane $2.1 $2.6 Total NGS $75.8 $69.7 $ millions MARTIN MIDSTREAM PARTNERS L.P. Natural Gas Services Overview

14 • Firm contracted model (90%) for natural gas storage with interruptible service upside • Long-term contracts – Cardinal’s weighted average contract life of approximately 3.0 years protects against significant cash flow deterioration in the near term • Potential storage demand drivers: • LNG exports • Natural gas exports to Mexico • Increasing industrial and petrochemical use • Coal-fired power conversions to natural gas • Increased volatility – Due to demand drivers above, natural gas price volatility should enhance the value of storage assets Type Working Gas Capacity (bcf) Currently Contracted Years Arcadia Salt Dome 16.0 97% 2.2 Cadeville Depleted Reservoir 17.0 100% 5.4 Perryville Salt Dome 12.7 67% 1.7 Monroe Depleted Reservoir 7.4 95% 2.6 Source 10-K, December 31, 2017 Firm Contracted/Fee-Based Storage Model Cardinal Contract Summary MARTIN MIDSTREAM PARTNERS L.P. – natural gas services Cardinal Gas Storage (1) Cardinal wholly-owned since August 2014 (2) Reflective of the results from 2017 open season and original Perryville contracts maturing 6/30/18 $15.8 $44.3 $42.0 $39.4 $31.0 2014 2015 2016 2017 2018E Cardinal Gas Storage Adjusted EBITDA (1) (2)

15 Arcadia Gas Storage • Salt dome facility (Arcadia, Louisiana) – 16.0 bcf Perryville Gas Storage • Salt dome facility (Delhi, Louisiana) – 12.7 bcf Cadeville Gas Storage • Depleted reservoir facility (Monroe, Louisiana) – 17.0 bcf Monroe Gas Storage • Depleted reservoir facility (Amory, Mississippi) – 7.4 bcf MARTIN MIDSTREAM PARTNERS L.P. – natural gas storage Cardinal Gas Storage Asset Overview Monroe Gas Storage Site

16 • Refineries adjust the vapor pressure of gasoline to meet seasonal EPA standards and are allowed to blend butane into the gasoline pool during winter months. • MMLP owns and leases a network of underground storage facilities in Louisiana and Mississippi. • MMLP has rail and truck transloading capabilities at its Arcadia, Louisiana facility. • Further assists refineries in balancing butane offtake during non-blending seasons Butane Optimization MARTIN MIDSTREAM PARTNERS L.P. – natural gas services Butane Optimization $15.7 $19.9 $23.5 $28.1 $26.1 2014 2015 2016 2017 2018E Butane Adjusted EBITDA

MARTIN MIDSTREAM PARTNERS L.P. – NATURAL GAS SERVICES

West Texas LPG Pipeline (WTLPG)

- The WTLPG system is approximately 2,300 miles of Y-grade pipeline from Eastern New Mexico to Mt. Belvieu, Texas.
- MMLP owns a 20% non-operating interest in WTLPG (OKE is owner/operator of remaining 80%).
- Nameplate capacity of approximately 240 MBbls/day; 2017 volumes were approximately 190 MBbls/day
- Connection into Cajun Sibon pipeline provides delivery alternative to Mt. Belvieu, Texas.
- Moves west to east/southeast across multiple producing regions:
    - Permian Basin
    - Barnett Shale
    - East Texas/Cotton Valley
- Planned expansion into Delaware Basin on-line 3Q 2018
- Railroad Commission of Texas tariff dispute and adjudication process is ongoing. [1]

WTLPG Adjusted EBITDA


$4.3
$11.2
$7.5
$5.3
$8.5
Rate Case
Permian Expansion
2014
2015
2016
2017
2018E


System Map

[1] See slide 38 in Appendix for detailed timeline of RRC tariff case

17

18 • Assets include 200-mile East Texas Pipeline transporting Y-grade from Kilgore to Beaumont, Texas for fractionation; East Texas market volumes gathered by truck for pipeline injection • Spindletop terminal supplies (Beaumont, Texas) natural gasoline to Beaumont area customers • Wholesale propane distribution to approximately 100 regional customers throughout the Southeastern U.S. • Martin LP provides local propane distribution in East Texas market. • Propane volumes have declined over the past several decades as distributors are consolidated and alternative heat sources are utilized. Propane NGL MARTIN MIDSTREAM PARTNERS L.P. – natural gas services NGLs & Propane $8.2 $4.1 $1.2 $0.9 $1.5 2014 2015 2016 2017 2018E NGLs Adjusted EBITDA $4.9 $4.0 $4.5 $2.1 $2.6 2014 2015 2016 2017 2018E Propane Adjusted EBITDA

19 • MMLP operates 38 terminal facilities with an aggregate storage capacity of 2.9 million barrels. • These facilities provide storage, refining, blending, packaging and handling services of petroleum products and by- products and petrochemicals through: • 22 marine shore-based terminals across the U.S. Gulf Coast • 16 specialty terminals throughout the U.S. Gulf Coast and other regions • The location and composition of these terminals are structured to complement MMLP’s other businesses. T&S Segment 2017 Adj. EBITDA 2018E Adj. EBITDA Marine Shore- Based Terminals $14.5 $12.4 Martin Lubricants $9.4 $11.5 Smackover Refinery $21.4 $19.9 Specialty Terminals – Other $7.3 $10.2 Hondo Asphalt $1.9 $4.8 Total T&S $54.5 $58.8 $ millions MARTIN MIDSTREAM PARTNERS L.P. Terminalling & Storage Overview

MARTIN MIDSTREAM PARTNERS L.P. – TERMINALLING & STORAGE

Marine Shore-Based Terminals

Gulf Coast Fuel and Lubricant Distribution Network

- 22 terminals along the Gulf Coast from Theodore, Alabama to Corpus Christi, Texas
- Terminalling assets utilized by Martin Energy Services (MRMC) to facilitate the distribution and marketing of fuel and lubricants to oil and gas exploration and production companies, oilfield service companies, marine transportation companies and offshore construction companies
- Additional logistical support services provided:
  - Storage and handling of tubular goods
  - Loading and unloading bulk materials
  - Providing facilities and equipment to store and mix drilling fluids

- Fee-based contract structure provides stable cash flow.
  - Annual MVC contract with MRMC guaranteeing minimum fuel throughput

Marine Shore-Based Terminals
Adjusted EBITDA



Marine Shore-Based Terminals
Ship Channel Lubricants
$18.3
$3.0
$15.3
$19.5
$2.6
$16.9
$18.4
$3.3
$15.1
$14.5
$4.4
$10.1
$12.4
$4.0
$8.4
2014
2015
2016
2017
2018

20

21 Lubricant Blending & Packaging • Specialty lubricant product blending and packaging assets located within MMLP’s Smackover Refinery in Smackover, Arkansas include: • 235,000 sq. ft. warehouse • 3.9 million gallons bulk storage • MMLP purchases base oils to blend and package branded and private label lubricants for agricultural and industrial applications. Grease • Commercial and industrial grease processing and packaging assets located in Kansas City, Missouri and Houston, Texas include: • 75,000 sq. ft. warehouse • 0.2 million gallons bulk storage Lubricant Packaging Facility, Smackover, Arkansas MARTIN MIDSTREAM PARTNERS L.P. – terminalling & storage Martin Lubricants $8.2 $8.5 $8.7 $9.4 $11.5 2014 2015 2016 2017 2018E Martin Lubricants Adjusted EBITDA

MARTIN MIDSTREAM PARTNERS L.P. – TERMINALLING & STORAGE

Smackover Refinery

Specialized Naphthenic Refinery

- 7,700 bpd capacity naphthenic lube refinery located in Smackover, Arkansas
- Specialized facility processes crude oil into finished products including naphthenic lubricants, distillates and asphalt
- Naphthenic lubricants have customized non-paraffinic industrial uses including:
  - Transformer oils
  - Rubber extenders
  - Base oil for lubricants



Smackover Refinery, Smackover, Arkansas

- Fee-based contract structure provides stable cash flow.
  - Long-term tolling agreement with MRMC eliminates commodity exposure and working capital requirements



Smackover Refinery Adjusted EBITDA
$11.3
$15.4
$20.4
$21.4
$19.9
2014
2015
2016
2017
2018E

22

MARTIN MIDSTREAM PARTNERS L.P. – TERMINALLING & STORAGE

Specialty Terminals

Specialty Terminals Overview

- Network of 14 terminals which facilitate the movement of petroleum products and by-products and petrochemicals from oil refiners and natural gas processing facilities
- Specialized capabilities include the ability to store and handle products with a wide range of temperature requirements (-30° to +400°F) and receives products transported by vessel, barge, rail or truck
- Products handled include:
  - Anhydrous ammonia (temp requirement: -30°F)
  - Asphalt (temp requirement: up to 400°F)
  - Crude oil
  - Fuel oil
  - Molten sulfur (temp requirement: 270°F)
  - Sulfuric acid
  - Other assorted petroleum products and by-products



Hondo Asphalt Terminal, Hondo, Texas

Specialty Terminals Adjusted EBITDA [(1)]


$5.3
$6.8
$10.4
$9.2
$1.9 (2)
$7.3
$15.0
$4.8 (2)
$10.2
2014
2015
2016
2017
2018E

[(1)]Represents Specialty Terminals cash flow from ongoing operations

[(2)]Represents partial year 2017 (asset purchased February 22, 2018) and full year 2018 operations from Hondo Asphalt Terminal

23

24 Expertise In “Hard to Handle” Product and By-Product Logistics • South Houston and Omaha Asphalt • Asphalt terminalling and processing facilities backed with minimum throughput guarantee (with MRMC) • Dunphy • Elko, Nevada sulfuric acid terminal serving the mining industry • Minimum throughput guarantee • Tampa • Asphalt and fuel oil terminalling capabilities • Minimum throughput guarantees (with MRMC and multiple other counterparties) • Hondo Asphalt Terminal • Facility located 40 miles west of the San Antonio city center with capacity of 182,100 barrels of asphalt storage, and blending and processing capabilities • Transportation advantage over the competition in relation to serving strong demographic growth area of San Antonio and the surrounding markets • Located in close proximity to multiple aggregate quarries and surrounded by numerous hot mix plants • Third party supply optionality from the Gulf Coast and Midwest regions Specialized Sites (continued) Specialized Sites MARTIN MIDSTREAM PARTNERS L.P. – terminalling & Storage Specialty Terminals

25 Expertise In “Hard to Handle” Product and By-Product Logistics • Beaumont Neches • Multi-service terminal • Sulfur offtake and gathering point for Texas and Louisiana refiners • Deep water and barge dock access • Serviced by 3 rail lines (BNSF, KCS, UP) • Dry bulk shiploader – 20,000 tons/day • Additional 96 acres available for expansion • Beaumont Spindletop • Natural gasoline terminal providing feedstock to petrochemical manufacturer • Beaumont Stanolind • Multi-product handling facility including: • Molten sulfur • Asphalt/Fuel oil • Sulfuric acid Specialized Sites (continued) MARTIN MIDSTREAM PARTNERS L.P. – terminalling & Storage Specialty Terminals Dunphy Sulfuric Acid Terminal, Elko, Nevada

26 • Molten sulfur, a refinery by-product is aggregated, stored and prilled through MMLP’s integrated value chain systems along the U.S. Gulf Coast and Northern California region. • MMLP manufactures and markets sulfur-based fertilizers and related sulfur products (sulfuric acid) to wholesale fertilizer distributors and industrial users. • MMLP has the necessary assets and expertise to handle the unique requirements for transportation and storage of molten sulfur. • By managing sulfur offtake, MMLP assists refineries in balancing production runs. Sulfur Services Segment 2017 Adj. EBITDA 2018E Adj. EBITDA Fertilizer $19.6 $21.4 Molten Sulfur $6.9 $6.1 Sulfur Prilling $7.5 $7.0 Total Sulfur Services $34.0 $34.5 $ millions MARTIN MIDSTREAM PARTNERS L.P. Sulfur Services Overview

27 • Provides transportation, processing and marketing services necessary to move product from producer to consumer • Intermodal transportation offers multiple fee opportunities for MMLP MARTIN MIDSTREAM PARTNERS L.P. – sulfur services Integrated Sulfur Value Chain

28 • MMLP manufactures and markets sulfur-based fertilizers and related sulfur products for agricultural and industrial use from manufacturing plants in Texas and Illinois. • Typical customers include large distributors that own or control local retail and wholesale distribution outlets. Fertilizer Overview • The single largest factor influencing fertilizer demand in the U.S. is corn acres planted. • Global population growth is expected to further increase demand for corn from the U.S. (food/fuel- ethanol). • 90.2 million corn acres were planted in 2017; current USDA estimate for 2018 is 91.0 million acres Supply/Demand MARTIN MIDSTREAM PARTNERS L.P. – sulfur services Fertilizer $16.2 $19.5 $21.7 $19.6 $21.4 2014 2015 2016 2017 2018E Fertilizer Adjusted EBITDA

29 • Sulfur production is driven by refinery utilization and demand for refined products. • Refiners require security of by-product offtake Supply Demand • Demand for sulfur is primarily driven by fertilizer and sulfuric acid demand both of which are correlated with global industrial and agricultural economic drivers. Handling and Transportation Agreement • MMLP transports molten sulfur from U.S. Gulf Coast refineries to the Tampa market for fertilizer production. MARTIN MIDSTREAM PARTNERS L.P. – sulfur services Molten Sulfur $8.7 $9.8 $6.7 $6.9 $6.1 2014 2015 2016 2017 2018E Molten Sulfur Adjusted EBITDA

MARTIN MIDSTREAM PARTNERS L.P. – SULFUR SERVICES

Prilled Sulfur

Prilling Agreements

- Refiners pay MMLP minimum reservation fees, plus additional operating fees for prilling services
- Contracts consist of 3 to 5 year service agreements with evergreen provisions – long-term customer relationships

Supply/Demand

- Security of sulfur/by-product offtake is critical to operational stability of all refiners
- Prilled sulfur enables large scale transportation for exportation on dry bulk vessels
- At Beaumont, Texas the export option provides pricing leverage for Gulf Coast refiners selling sulfur into the domestic market.
- At Stockton, California export is the primary option for disposal of residual sulfur production from Northern California refineries.

Terminal	Location	Production Capacity	Products Stored
Neches	Beaumont, Texas	5,500 metric tons/day	Molten, prilled & granulated sulfur
Stockton	Stockton, California	1,000 metric tons/day	Molten & prilled sulfur



Sulfur Prilling Adjusted EBITDA
$8.9
$6.7
$6.7
$7.5
$7.0
2014
2015
2016
2017
2018E

30

31 • MMLP utilizes inland and offshore tows to provide marine transportation of petroleum products and by-products. • MMLP’s marine transportation business operates coastwise along the Gulf of Mexico, East Coast and on the U.S. inland waterway system, primarily between domestic ports along the Gulf of Mexico, Intracoastal Waterway, the Mississippi River system and the Tennessee-Tombigbee Waterway system. Marine Transportation Segment 2017 Adj. EBITDA 2018E Adj. EBITDA Inland $9.2 $9.4 Offshore $2.9 $3.5 Marine SG&A $(4.6) $(4.4) Total Marine $7.5 $8.5 $ millions MARTIN MIDSTREAM PARTNERS L.P. Marine Transportation Overview

32 • 33 inland marine tank barges • 18 inland push-boats • 1 offshore tug and barge unit • Ability to handle specialty products (asphalt, fuel oil, gasoline, sulfur and other bulk liquids), which complements MMLP’s Specialty Terminals • Marine Transportation contracts with other MMLP segments, MRMC, major and independent oil gas refiners and select international and domestic trading companies. • Fee-based day-rate contracts Marine Transportation MARTIN MIDSTREAM PARTNERS L.P. – marine transportation Assets

33 Current Environment • Weak day-rates continue even as utilization has improved • Contract tenor trending toward short term and spot market • Asset rationalization continues with $5.4 million in assets currently held for sale • Fleet reduction of 13 units (4 boats/9 barges) in last 24 months has significantly reduced operating expenses MARTIN MIDSTREAM PARTNERS L.P. – marine transportation Inland & Offshore $3.3 $7.3 $3.0 $2.9 $3.5 2014 2015 2016 2017 2018E Offshore Marine Adjusted EBITDA $21.6 $16.3 $9.6 $9.2 $9.4 2014 2015 2016 2017 2018E Inland Marine Adjusted EBITDA

M A R T I N M I D S T R E A M P A R T N E R S L . P . APPENDIX

35 12/31/2016 12/31/2017 DEBT Revolving Credit Facility Due March 2020 $443.0 $445.0 Senior Secured Debt $443.0 $445.0 Senior Notes Due February 2021 $373.8 $373.8 Total Debt $816.8 $818.8 EQUITY Partners’ Capital $312.0 $298.2 Total Capitalization $1,128.8 $1,117.0 Market Capitalization $650.6 $538.2 Enterprise Value $1,467.4 $1,357.0 CREDIT METRICS Revolver Capacity $664.4 $664.4 Availability $221.4 $219.4 Adjusted EBITDA per lender compliance (1) $166.4(2) $160.3 Senior Debt/Adjusted EBITDA 2.66x 2.78x Total Debt/Adjusted EBITDA 4.91x 5.11x Debt/Cap 72.4% 73.3% (1) Adjusted EBITDA per lender compliance certificates (2) Per lender compliance adjusted for divestiture of Corpus Christi terminal assets MARTIN MIDSTREAM PARTNERS L.P. Capitalization $ millions

MARTIN MIDSTREAM PARTNERS L.P.

Fee-based Cash Flow Reconciliation for 2018 (slide 9)

2018 Adjusted EBITDA


FEE-BASED
MARGIN
39%
61%

	1Q18E	2Q18E	3Q18E	4Q18E	2018E	
Terminalling & Storage						
Shore Based Terminals	$ 2.1	$ 2.1	$ 2.1	$ 2.1	$ 8.4	Fixed Fee
Shore Based Lubricants	$ 1.0	$ 1.0	$ 1.0	$ 1.0	$ 4.0	Margin
Martin Lubricants	$ 2.9	$ 3.2	$ 3.0	$ 2.4	$ 11.5	Margin
Smackover Refinery	$ 4.8	$ 5.1	$ 5.0	$ 5.0	$ 19.9	Fixed Fee
Specialty Terminals	$ 3.5	$ 3.7	$ 3.8	$ 4.0	$ 15.0	Fixed Fee
Total T&S	**$ 14.3**	**$ 15.1**	**$ 14.9**	**$ 14.5**	**$ 58.8**	
Natural Gas Services						
Cardinal	$ 9.7	$ 8.6	$ 6.4	$ 6.3	$ 31.0	Fixed Fee
Butane	$ 9.1	$ 1.3	$ 1.5	$ 14.2	$ 26.1	Margin
WTLPG	$ 1.5	$ 1.6	$ 2.5	$ 2.9	$ 8.5	Fixed Fee
NGLs	$ 0.4	$ 0.4	$ 0.4	$ 0.3	$ 1.5	Margin
Propane	$ 1.2	$ 0.2	$ 0.2	$ 1.0	$ 2.6	Margin
Total NGS	**$ 21.9**	**$ 12.1**	**$ 11.0**	**$ 24.7**	**$ 69.7**	
Marine Transportation						
Inland	$ 1.8	$ 2.5	$ 2.5	$ 2.6	$ 9.4	
Offshore	$ 0.8	$ 0.9	$ 0.9	$ 0.9	$ 3.5	
Marine USG&A	$ (1.1)	$ (1.1)	$ (1.1)	$ (1.1)	$ (4.4)	
Total Marine	**$ 1.5**	**$ 2.3**	**$ 2.3**	**$ 2.4**	**$ 8.5**	Fixed Fee
Sulfur Services						
Fertilizer	$ 6.8	$ 6.1	$ 4.9	$ 3.6	$ 21.4	Margin
Molten Sulfur	$ 1.6	$ 1.5	$ 1.5	$ 1.5	$ 6.1	Fixed Fee
Sulfur Prilling	$ 1.6	$ 1.8	$ 1.8	$ 1.8	$ 7.0	Fixed Fee
Total Sulfur Services	**$ 10.0**	**$ 9.4**	**$ 8.2**	**$ 6.9**	**$ 34.5**	
Adjusted EBITDA from Operations	**$ 47.7**	**$ 38.9**	**$ 36.4**	**$ 48.5**	**$ 171.5**	
Unallocated SG&A	(3.8)	(3.8)	(3.9)	(3.9)	$ (15.4)	
Total Adjusted EBITDA	**$ 43.9**	**$ 35.1**	**$ 32.5**	**$ 44.6**	**$ 156.1**	

$ millions

36

37 0.97 1.00 0.96 1.18 1.00 2014 2015 2016 2017 2018E Distribution Coverage Ratio x x x x x MARTIN MIDSTREAM PARTNERS L.P. 2018E Total Capital Expenditures Reconciliation (slide 7) (1) For 2018, One Time M-CapEx Items include an environmental project at the Smackover Refinery (*MBBR - $6.4MM) and five-year regulatory dry docking for Marine Transportation assets (Drydocking - $4.1MM) (2) Excludes purchase of remaining interests in Redbird of $391MM in 2014 and the $20MM initial investment in the Hondo Asphalt Terminal in 2017. *Moving bed biofilm reactor $ millions (1) $74.7 $53.9 $19.1 $24.0 $50.3 $14.6 $12.9 $17.2 $18.1 $29.3 $10.5 $93.3 $68.7 $38.3 $43.6 $90.1 2014 2015 2016 2017 2018E Total Capital Expenditures Expansion CapEx Plant Turnaround Costs Maintenance CapEx One Time M-CapEx Items (2) (2)

38 MARTIN MIDSTREAM PARTNERS L.P. West Texas LPG Pipeline Rate Update (slide 17) • Certain shippers filed complaints with the Texas RRC (Railroad Commission of Texas) challenging the increased rates WTLPG (West Texas LPG Pipeline) implemented effective July 1, 2015. • On March 8, 2016, contrary to the recommendation of the administrative law judge, the RRC issued an order directing that WTLPG charge the rates that were in effect prior to July 1, 2015. • A hearing on the merits of the complaints was held before a hearings examiner during the week of March 27, 2017. • The hearings examiner subsequently issued a Proposal for Decision on September 29, 2017. This Proposal for Decision was favorable to WTLPG and found that a competitive market exists both geographically and functionally. • On December 5, 2017, this matter was delayed until the next RRC meeting on January 23, 2018 as one of the commissioners requested more time to read the case. • At the January meeting, Commissioner Ryan Sitton strongly agreed with the findings of the hearings examiner that a competitive market exists and acknowledged that the case should be dismissed. Despite such findings, the other two commissioners requested a new (further) market study to be developed for the limited purpose of considering additional relevant evidence regarding competition—nearly 22 months after the RRC’s initial ruling. • On January 31, 2018, WTLPG filed a Motion for Reconsideration asking that the Commission revert back to the previous findings of the hearings examiner, or at a minimum, the Commission consider interim rate relief. • Our Motion for Reconsideration is on the agenda for February 27, 2018.

MARTIN MIDSTREAM PARTNERS L.P.

Existing & Proposed Terms (slide 11)

	Existing	as Amended
Borrower	Martin Operating Partnership L.P. (the "Borrower")	Same as existing
Guarantors	Martin Midstream Partners L.P. and all present and future subsidiaries of the Borrower	Same as existing
Facility	$664 million Senior Secured Revolving Credit Facility ▪ L/C Sublimit: $50 million ▪ Accordion: $336 million	Added an Inventory Sublimit not to exceed $75 million with seasonal step-down to $10 million for the months of March through June of each fiscal year ▪ Subject to a monthly borrowing base not to exceed 90% of the value of forward sold / hedged inventory ▪ Borrowings under the Inventory Sublimit are excluded from the total leverage and secured leverage ratio calculations
Maturity	March 28, 2020 (~2.1 years remaining)	Same as existing
Pricing Grid	See pricing grid below	Same as existing
Financial Covenants	▪ Maximum Leverage Ratio: 5.25x with step-up to 5.50x for the two fiscal quarters following the quarter in which an acquisition (≥ $50 million) is consummated ▪ Maximum Senior Leverage Ratio: 3.50x ▪ Minimum Interest Coverage Ratio: 2.50x	▪ Maximum Leverage Ratio: 5.75x for 1Q18 and 2Q18, 5.50x for 3Q18, 4Q18, and 1Q19 and 5.25x thereafter ▪ Maximum Senior Leverage Ratio: 3.25x ▪ Minimum Interest Coverage Ratio: 2.50x

Pricing Grid (Existing):

Leverage Ratio	LIBOR Margin	Base Rate Margin	Commitment Fee
< 3.00x	200 bps	100 bps	30 bps
≥ 3.00x; < 3.50x	225 bps	125 bps	37.5 bps
≥ 3.50x; < 4.00x	250 bps	150 bps	37.5 bps
≥ 4.00x; < 4.50x	275 bps	175 bps	50 bps
≥ 4.50x	300 bps	200 bps	50 bps

Note: Shading indicates current pricing level

39

40 Natural Gas Services Terminalling & Storage Sulfur Services Marine Transportation SG&A Interest Expense 2017 Actual Net income (loss) $53.5 $3.3 $25.9 $(1.2) $(16.6) $(47.8) $17.1 Interest expense add back -- -- -- -- -- $47.8 $47.8 Depreciation and amortization $24.9 $45.2 $8.1 $7.0 -- -- $85.2 (Gain) loss on sale of property, plant and equipment $0.1 $(0.8) -- $0.1 -- -- $(0.6) Impairment of long lived assets -- $0.6 -- $1.6 -- -- $2.2 Non-cash hurricane contingency accrual -- $0.7 -- -- -- -- $0.7 Asset retirement obligation accrual -- $5.5 -- -- -- -- $5.5 Unrealized mark-to-market on commodity derivatives $(3.8) -- -- -- -- -- $(3.8) Distributions from unconsolidated entities $5.4 -- -- -- -- -- $5.4 Equity in earnings of unconsolidated entities $(4.3) -- -- -- -- -- $(4.3) Unit-based compensation -- -- -- -- $0.7 -- $0.7 Income tax expense -- -- -- -- $0.3 -- $0.3 Adjusted EBITDA $75.8 $54.5 $34.0 $7.5 $(15.6) $0.0 $156.2 MARTIN MIDSTREAM PARTNERS L.P. 2017 Adjusted EBITDA and GAAP Reconciliation $ millions

41 Natural Gas Services Terminalling & Storage Sulfur Services Marine Transportation SG&A Interest Expense 2016 Actual Net income (loss) $43.1 $44.1 $26.8 $(19.8) $(16.4) $(46.1) $31.7 Interest expense add back -- -- -- -- -- $46.1 $46.1 Depreciation and amortization $28.1 $45.5 $8.0 $10.5 -- -- $92.1 (Gain) loss on sale of property, plant and equipment $0.1 $(35.4) $0.3 $1.6 -- -- $(33.4) Impairment of goodwill -- -- -- $4.1 -- -- $4.1 Impairment of long lived assets -- $15.3 -- $11.7 -- -- $27.0 Unrealized mark-to-market on commodity derivatives $4.6 -- -- -- -- -- $4.6 Distributions from unconsolidated entities $7.5 -- -- -- -- -- $7.5 Equity in earnings of unconsolidated entities $(4.7) -- -- -- -- -- $(4.7) Unit-based compensation -- -- -- -- $0.9 -- $0.9 Income tax expense -- -- -- -- $0.7 -- $0.7 Adjusted EBITDA $78.7 $69.5 $35.1 $8.1 $(14.8) $0.0 $176.6 MARTIN MIDSTREAM PARTNERS L.P. 2016 Adjusted EBITDA and GAAP Reconciliation $ millions

42 Natural Gas Services Terminalling & Storage Sulfur Services Marine Transportation SG&A Interest Expense 2015 Actual Income (loss) from continuing operations $47.6 $18.8 $27.1 $4.6 $(17.6) $(43.3) $37.2 Interest expense add back -- -- -- -- -- $43.3 $43.3 Depreciation and amortization $34.1 $38.7 $8.5 $11.0 -- -- $92.3 Loss on sale of property, plant and equipment $0.3 $0.5 $0.4 $1.0 -- -- $2.2 Impairment of long lived assets -- $9.3 -- $1.3 -- -- $10.6 Unrealized mark-to-market on commodity derivatives $(0.7) -- -- -- -- -- $(0.7) Distributions from unconsolidated entities $11.2 -- -- -- -- -- $11.2 Equity in earnings of unconsolidated entities $(9.0) -- -- -- -- -- $(9.0) Gain on retirement of senior unsecured notes -- -- -- -- $(1.2) -- $(1.2) Unit-based compensation -- -- -- -- $1.4 -- $1.4 Income tax expense -- -- -- -- $1.0 -- $1.0 Adjusted EBITDA $83.5 $67.3 $36.0 $17.9 $(16.4) $0.0 $188.3 MARTIN MIDSTREAM PARTNERS L.P. 2015 Adjusted EBITDA and GAAP Reconciliation $ millions

43 Natural Gas Services Terminalling & Storage Sulfur Services Marine Transportation SG&A Interest Expense 2014 Actual Income (loss) from continuing operations $36.1 $27.0 $25.7 $3.2 $(56.2) $(42.2) $(6.4) Interest expense add back -- -- -- -- -- $42.2 $42.2 Depreciation and amortization $13.1 $37.6 $8.2 $9.9 -- -- $68.8 Loss on sale of property, plant and equipment -- $0.1 -- $1.4 -- -- $1.5 Impairment of long lived assets -- -- -- $3.5 -- -- $3.5 Unrealized mark-to-market on commodity derivatives $0.8 -- -- -- -- -- $0.8 Distributions from unconsolidated entities $4.3 -- -- -- -- -- $4.3 Equity in earnings of unconsolidated entities $(5.5) -- -- -- -- -- $(5.5) Debt prepayment premium -- -- -- -- $7.8 $7.8 Reduction in fair value of investment in Cardinal due to the purchase of the controlling interest -- -- -- -- $30.1 $30.1 Unit-based compensation -- -- -- -- $0.8 -- $0.8 Income tax expense -- -- -- -- $1.1 -- $1.1 Adjusted EBITDA $48.8 $64.7 $33.9 $18.0 $(16.4) $0.0 $149.0 MARTIN MIDSTREAM PARTNERS L.P. 2014 Adjusted EBITDA and GAAP Reconciliation $ millions

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